Exhibit 99
Interstate General Company L.P., A Limited Partnership Executive Offices: Two West Washington Street, P.O. Box 1280, Middleburg, Virginia 20118 (540) 687-3177 FAX (540) 687-3179

NEWS RELEASE

IGC RECEIVES NOTICE OF NON-COMPLIANCE FROM AMERICAN STOCK EXCHANGE

FOR IMMEDIATE RELEASE December 14, 2004	CONTACT Mark Augenblick (540) 687-3177

Middleburg, VA - Interstate General Company L.P. ("IGC") (AMEX: IGC; PCX) reported today that it had received notice from the American Stock Exchange (AMEX) that it is not in compliance with requirements for continued listing of the Company's units on AMEX. The deficiencies cited by the AMEX are that the Company's unit holders' equity is less than $6 million, and that the Company has had losses from continuing operations in each of its five most recent fiscal years.

The Company previously disclosed in its most recent Form 10-QSB that, "The Company may not at present or at the end of this fiscal year meet certain of the standards for continued listing of its units on the American Stock Exchange relating to its financial condition and operating results, and the exchange may therefore at any time delist the Company's units."

Further, pursuant to the AMEX's letter, for the Company to maintain the AMEX listing, it must submit a plan by January 10, 2005 advising the AMEX of action it has taken and will take that will bring it into compliance with the continued listing standards within a maximum of 12 months of receipt of the AMEX's notice. The Company's management had several discussions with AMEX officials prior to receipt of the AMEX's letter formally advising it of its failure to meet the continued listing standard. In those conversations management informed the AMEX staff that the Company does not have available resources to bring the Company into compliance within 12 months, and accordingly does not anticipate that it will submit a plan. The Company therefore expects that the AMEX will notify the Company shortly of the involuntary delisting of its units.

The Company's board of directors, at a meeting on December 6, considered alternatives available to the Company in the event that its units were delisted including the transfer of the Company's real estate assets in St. Charles, Maryland to a liquidating trust for the benefit of its unit holders. If this action is taken it is expected, subject to the advice of counsel, that the stock of Interstate Waste Technologies, Inc. and Caribe Waste Technologies, Inc. will continue to be held by the IWT/CWT Trust in which the unit holders of IGC have an 87 percent beneficial interest. It is not expected that the beneficial interests in the IGC liquidating trust or the IWT/CWT Trust will be publicly traded. The purpose of the IGC liquidating trust will be to sell, as expeditiously as prudently possible, IGC's remaining real estate assets and distribute the net proceeds to the trust's beneficiaries.

There are no agreements in place for the future funding of IWT and CWT. Possible funding sources being explored are bringing in new investors in an offering in Puerto Rico pursuant to a private placement memorandum, finding a strategic partner for CWT's Puerto Rico project and/or the Company and possibly obtaining funding from IGC's affiliate, Interstate Business Corporation.

Management will continue to consider all available alternatives to enable the board of directors to reach a decision on the Company's future direction, if possible, prior to the end of December.

This news release contains forward-looking information and statements. Investors are cautioned that such statements involve known and unknown results, risks, uncertainties and other factors that may cause actual results, performance or achievements of the Company to be materially different from any future results, whether express or implied, in the forward-looking statement. Forward-looking statements are related to anticipated revenues, expenses, earnings, returns and the growth of the market for our products. Numerous factors could cause results to differ, including but not limited to changes in market demand and acceptance of Company facilities, impact of competitive facilities and pricing, dependence on third party suppliers, changes in government regulations, and the normal cyclical nature of the real estate and development economy. Although the Company believes that our plan, intentions or expectations reflected in such forward-looking statements are reasonable, it can give no assurance that its expectations will be attained. For more information, please refer to the Company's Form 10-QSB on file with the Securities and Exchange Commission.

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